Exhibit 99.2

GRAHAM PACKAGING COMPANY INC. 2401 PLEASANT VALLEY ROAD YORK, PA 17402

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.				For	Against	Abstain
1		Adopt the Agreement and Plan of Merger, dated as of April 12, 2011, between Silgan Holdings Inc. and Graham Packaging Company Inc., as such agreement may be amended from time to time.		☐	☐	☐
2

Approve adjournments of the Graham Packaging Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to adopt the Agreement and Plan of Merger.

				☐	☐	☐
3		Approve, on a nonbinding advisory basis, golden parachute compensation, payable under existing agreements.		☐	☐	☐
NOTE: This proxy will be voted in the discretion of the proxy holders upon such other matters as may properly come before the Graham Packaging Special Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

GRAHAM PACKAGING COMPANY INC. Special Meeting of Stockholders , 2011 This proxy is solicited by the Board of Directors

The undersigned stockholder of Graham Packaging Company Inc., a Delaware corporation, hereby revokes all proxies heretofore given by the signer(s) to vote at the Special Meeting and any adjournments or postponements thereof, acknowledges receipt of Proxy Materials, and/or the Proxy Statement, dated May     , 2011, and appoints Mark S. Burgess, Chief Executive Officer and Director, David W. Bullock, Chief Financial Officer, and Michael L. Korniczky, Chief Administrative Officer, General Counsel and Secretary, and each of them, the undersigned’s true and lawful agents and proxies, with full power of substitution and resubstitution in each, to represent the undersigned at the Special Meeting of Stockholders of Graham Packaging Company Inc. to be held on     ,              , 2011 at      a.m. (EDT), and at any adjournments or postponements thereof, and to vote as specified on this proxy all shares of common stock of Graham Packaging Company Inc. which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, on all matters properly coming before the Special Meeting, including but not limited to the matters set forth on the reverse side of this proxy, with the same force and effect as the undersigned might or could do if personally present thereat.

This proxy when properly executed will be voted in the manner directed herein. If the proxy is signed but no direction given, this proxy will be voted FOR the adoption of the Agreement and Plan of Merger and FOR Proposals 2 and 3 and it will be voted in the discretion of the proxy holders upon such other matters as may properly come before the Special Meeting.

IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ABOVE.

Continued and to be signed on reverse side